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                                                                     EXHIBIT 5.1

                        OPINION OF ARMSTRONG TEASDALE LLP

                     [LETTERHEAD OF ARMSTRONG TEASDALE LLP]

                                October 14, 2003

Board of Directors
Spartech Corporation
120 South Central Avenue, Suite 1700
Clayton, Missouri  63105

Gentlemen:

In our capacity as counsel for Spartech Corporation, a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-3 proposed to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended, (such Registration Statement being hereinafter referred to as the "Registration Statement") relating to up to 11,382,836 shares of Common Stock, par value $0.75 per share (the "Company Common Stock"), to be offered by the Company and Vita International Limited (the "Selling Stockholder") to the public pursuant to such Registration Statement. In this connection, we have examined such records, documents and proceedings as we deem relevant and necessary as a basis for the opinion expressed herein.

Upon the basis of the foregoing, we are of the opinion that:

        1. The shares of Company Common Stock referred to above to be sold by the Company, when sold in the manner contemplated by the Registration Statement, will be duly and validly authorized and issued and will be fully paid and non-assessable shares of the Company; and

        2. The shares of Company Common Stock referred to above to be sold by the Selling Stockholder have been duly and validly authorized and issued, and are fully paid and non-assessable shares of the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we consent to the inclusion of the statements made in reference to our firm under the caption "Validity of Common Stock" in the prospectus which is a part of the Registration Statement.


                                                          ARMSTRONG TEASDALE LLP